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                                                                      Exhibit 21
Subsidiaries of the Registrant
- ------------------------------

The subsidiaries listed below have been included in the consolidated financial statements filed herewith.

                                           Jurisdiction of      Percentage
Subsidiaries of the Registrant              Incorporation         Owned
- ------------------------------             ---------------      -----------
  Augat Automotive GmbH                    Germany                  100

  Augat AB                                 Sweden                   100

  Augat AG                                 Switzerland              100

  Augat Communication Products Inc.        Washington               100

  Augat Electronics Inc.                   Canada                   100

  Augat International Limited              Virgin Islands           100

  Augat KK                                 Japan                    100

  Augat Limited                            England                  100

  Augat Pte Limited                        Singapore                100

  Augat Pty Limited                        Australia                100

  Augat Realty Inc.                        Massachusetts            100

  Augat SA                                 France                   100

  Augat SA de CV                           Mexico                   100

  Augat SRL                                Italy                    100

  Augat Wiring Systems Inc.                Alabama                  100

  AUG-ISO Inc.                             New Jersey               100

  AUG-SEP Inc.                             California               100

  Electroform SA                           Switzerland              100

  Elfab Corp.                              Texas                    100

  LRC Electronics, Inc.                    New York                 100

  Reed Devices, Inc.                       Delaware                 100

  Reliable Electronic Finishing Company,
         Inc.                              Massachusetts            100

  Swiss/Pylon, Inc.                        Massachusetts            100
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